ABSC NC 2006-HE2
Asset Backed Securities Portfolio Analysis

3,971 records
Balance: 746,271,329
All records

Selection Criteria: All records
Table of Contents

1. LTV-Aggregate
2. LTV-ARM
3. LTV-FRM

1. LTV-Aggregate

LTV-Aggregate	FICO <= 575	FICO 576 600	FICO 601 625	FICO 626 650	FICO 651 675	FICO gt 675	Wtd Avg LTV
<= 74.99	6.2	1.98	1.81	1.6	1.2	1.29	62.95
75.00 - 79.99	3.23	1.05	1.02	1.21	0.51	0.45	76.91
80.00 - 84.99	5.27	3.86	6.38	8.3	5.7	12.83	80.35
85.00 - 89.99	4.66	1.55	2.18	1.51	1.14	1.06	86.03
90.00 - 94.99	3.06	2.79	3.38	2.47	1.7	2.53	90.25
95.00 >=	0.09	0.69	1.52	1.92	1.58	2.27	96.83
Total:	22.51	11.91	16.29	17.01	11.85	20.43	81.24

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2. LTV-ARM

LTV-ARM	FICO <= 575	FICO 576 600	FICO 601 625	FICO 626 650	FICO 651 675	FICO gt 675	Wtd Avg LTV
<= 74.99	5.43	1.34	1.51	1.09	0.91	0.94	63.53
75.00 - 79.99	3.06	0.88	0.71	0.89	0.28	0.41	76.9
80.00 - 84.99	4.86	3.34	5.27	7.37	4.92	11.71	80.3
85.00 - 89.99	4.45	1.29	1.65	1.18	0.65	0.65	86
90.00 - 94.99	2.83	2.48	2.69	2.05	1.4	2	90.21
95.00 >=	0.09	0.39	0.9	1.13	0.93	1.24	95.39
Total:	20.73	9.72	12.73	13.7	9.09	16.95	80.91

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3. LTV-FRM

LTV-FRM	FICO <= 575	FICO 576 600	FICO 601 625	FICO 626 650	FICO 651 675	FICO gt 675	Wtd Avg LTV
<= 74.99	0.76	0.63	0.3	0.51	0.29	0.35	60.68
75.00 - 79.99	0.17	0.17	0.31	0.33	0.23	0.04	76.94
80.00 - 84.99	0.41	0.52	1.11	0.93	0.78	1.12	80.72
85.00 - 89.99	0.21	0.26	0.52	0.32	0.49	0.41	86.15
90.00 - 94.99	0.23	0.32	0.69	0.42	0.31	0.53	90.42
95.00 >=	0	0.3	0.63	0.79	0.66	1.02	98.81
Total:	1.78	2.2	3.56	3.3	2.76	3.48	82.84

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
2/20/2006 13:53

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.